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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 28, 2003 relating to the financial statements of International Transmission Company, LLC (formerly International Transmission Company), appearing in the Prospectus of ITC Holdings Corp., filed pursuant to Rule 424(b) of the Securities Act (Registration Statement No. 333-123657).

        We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Detroit, Michigan
July 25, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM